                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): DECEMBER 20, 1995
                                                  -----------------


                             RICHEY ELECTRONICS, INC.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


  DELAWARE                         0-9788                       33-0594451
-------------                ----------------             ----------------------
 (State of                   (Commission file                 (IRS Employer
incorporation)                    Number)                 Identification Number)


        7441 Lincoln Way, Garden Grove, California               92641
--------------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (714) 898-8288
                                                   --------------

Item 2.  Acquisition of Assets.

     On December 20, 1995, Richey Electronics, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Electrical Distribution Acquisition Company ("EDAC") pursuant to a Stock Purchase Agreement dated as of November 15, 1995 among the Company, EDAC, Deanco, Inc. and all of the stockholders of EDAC (the "Acquisition"). Deanco is a wholly-owned subsidiary of EDAC. Deanco is a specialty distributor of interconnect, electromechanical and passive electronic components and a provider of value-added assembly services.

     The consideration for the acquisition was comprised of approximately $34.1 million as the stock purchase price (which was paid in full on January 2, 1996 pursuant to stock purchase notes issued at the closing), approximately $6.6 million for the redemption of notes to the EDAC stockholders (which was paid in full on January 2, 1996) and the assumption of approximately $19.3 million of debt of Deanco. The purchase price for the stock was determined based upon arms-length negotiations between the Company, on the one hand, and certain stockholders and management of EDAC, on the other hand. The purchase price for the stock was a fixed price as adjusted for the amount of certain debt of Deanco as of the closing date.

     EDAC was owned by a group of investors and certain members of management of Deanco. Prior to the Acquisition, there was no material relationship between EDAC, the EDAC stockholders or Deanco and the Company, any affiliates of the Company, any director or officer of the Company or any associate of any such director or officer.

     The Company funded the Acquisition by drawing upon its $75 million revolving credit and term loan facility with First Interstate Bank of California ("FICAL"), which facility was entered into between the Company and FICAL on December 20, 1995.

     The Company acquired sales offices and warehouse and value-added assembly facilities, used in the distribution of electronic components and the provision of value-added assembly services, all of which offices and facilities were leased by Deanco prior to the Acquisition. The Company is engaged in the same business as Deanco, and intends to use Deanco's assets in the same manner as used by Deanco prior to the Acquisition.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          It is impracticable to provide the required financial statements of Deanco in this Form 8-K. The required financial statements will be filed within 60 days.

     (b)  Pro Forma Financial Information.

          It is impracticable to provide the required pro forma financial statements in this Form 8-K. The required pro forma financial statements will be filed within 60 days.

     (c)  Exhibits.

          2.1 Stock Purchase Agreement, dated November 15, 1995, among Richey Electronics, Inc., Deanco, Inc., Electrical Distribution Acquisition Company and all of the stockholders of Electrical Distribution Acquisition Company, as amended by that certain First Amendment to Stock Purchase Agreement and Instrument of Joinder dated December 20, 1995 among Richey Electronics, Inc., Deanco, Inc., Electrical Distribution Acquisition Company and all of the stockholders of Electrical Distribution Acquisition Company.

          2.2 First Amendment to Stock Purchase Agreement and Instrument of Joinder dated December 20, 1995 among Richey Electronics, Inc., Deanco, Inc., Electrical Distribution Acquisition Company and all of the stockholders of Electrical Distribution Acquisition Company.

          2.3 Sales Tax Indemnification Agreement dated December 20, 1995 among Richey Electronics, Inc. and the stockholders of Electrical Distribution Acquisition Company identified therein.

          10.1 Loan Agreement dated as of December 20, 1995 among Richey Electronics, Inc., the Banks named therein and First Interstate Bank of California, as Agent.

          99.1  Press release, dated December 20, 1995, of Richey Electronics,
          Inc.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       RICHEY ELECTRONICS, INC.
                                             (Registrant)



                                        By        /s/ Richard N. Berger
                                           -------------------------------------
                                           Richard N. Berger
                                           Vice President,
                                           Chief Financial Officer and Secretary




January 4, 1996

                                 EXHIBIT INDEX

Number              Subject Matter
------              --------------
 2.1                Stock Purchase Agreement, dated November 15, 1995, among
                    Richey Electronics, Inc., Deanco, Inc., Electrical
                    Distribution Acquisition Company and all of the stockholders of Electrical Distribution Acquisition Company, as amended by that certain First Amendment to Stock Purchase Agreement and Instrument of Joinder dated December 20, 1995 among
                    Richey Electronics, Inc., Deanco, Inc., Electrical
                    Distribution Acquisition Company and all of the stockholders of Electrical Distribution Acquisition Company.

 2.2 First Amendment to Stock Purchase Agreement and Instrument of Joinder dated December 20, 1995 among Richey Electronics,
                    Inc., Deanco, Inc., Electrical Distribution Acquisition
                    Company and all of the stockholders of Electrical
                    Distribution Acquisition Company.

 2.3 Sales Tax Indemnification Agreement dated December 20, 1995 among Richey Electronics, Inc. and the stockholders of Electrical Distribution Acquisition Company identified therein.

10.1                Loan Agreement dated as of December 20, 1995 among Richey
                    Electronics, Inc., the Banks named therein and First
                    Interstate Bank of California, as Agent.

99.1                Press release, dated December 20, 1995, of Richey
                    Electronics, Inc.

132879